November 2022

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

Amendment No. 4 to
Research Collaboration and License Agreement
(“Amendment No. 4”)

Date:     November 22, 2022
Name of Agreement:     Research Collaboration and License Agreement (“Original Agreement”), as amended by Amendment No. 1 to Agreement dated as of July 14 2021 Amendment No. 2 to Agreement dated as of 10 November 2021 and Amendment No. 3 dated as of June 19, 2022 (the “Agreement”)
Effective Date of Original Agreement:     April 29, 2020
Parties:    Pfizer Inc. (“Pfizer”) and Valneva Austria GmbH (“Company”)
WHEREAS, the parties hereto desire to amend, among other things, certain terms of the Agreement, subject to the terms and conditions of this Amendment No. 4.
NOW, THEREFORE, in order to accommodate the desired amendment(s), the parties hereby agree as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.
2.Amendment(s) to the Agreement.
1.1 Pursuant to Section 4.3.1(a) of the Agreement, the existing Development Budget is amended and restated as set forth on Exhibit A hereto.
1.2 The first sentence of Section 3.2 of the Agreement will be replaced in its entirety as follows:
“Subject to the terms and conditions of this Agreement, the Development Costs incurred by the Parties pursuant to the Development Plan in accordance with the Development Budget (“Shared Costs”) from the Effective Date through April 30, 2022 will be borne seventy percent (70%) by Pfizer and thirty percent (30%) by Valneva. Shared Costs incurred after April 30, 2022 will be borne sixty percent (60%) by Pfizer and forty percent (40%) by Valneva, subject to the terms and conditions of this Section 3.2 (the “60/40 Shared Cost Split”). Notwithstanding the 60/40 Shared Cost Split after April 30, 2022, beginning on May 1, 2022 with respect to Shared Costs incurred on or after May 1, 2022:
(a) until the occurrence of any Phase 3 Clinical Trial Cessation, with respect to a maximum aggregate of [***] of such Shared Costs, (i) Pfizer will bear [***] of such Shared Costs in 2022, then Valneva shall bear the subsequent [***] of such Shared Costs, then Pfizer shall bear the subsequent [***] of such Shared Costs, then Valneva shall bear

November 2022

the subsequent [***] of such Shared Costs and then Pfizer shall bear the subsequent [***] of such Shared Costs, and (ii) with respect to all such Shared Costs in excess of [***], the 60/40 Cost Sharing Split shall be applied to any such additional Shared Costs incurred following the exhaustion of such total [***] as allocated above; and
(b) effective upon the occurrence of any Phase 3 Clinical Trial Cessation, the Parties understand and agree that all Shared Costs incurred on or after May 1, 2022 shall be borne sixty percent (60%) by Pfizer and forty percent (40%) by Valneva.
As used herein (i) “Phase 3 Clinical Trial Cessation” shall mean any (x) termination of any Phase 3 Clinical Trial prior to completion in accordance with the terms of the protocol for such Phase 3 Clinical Trial or (y) any temporary halt or Clinical Hold of any Phase 3 Clinical Trial which lasts for longer than 180 days; and (ii) “Clinical Hold” shall mean (x) an order issued by the FDA pursuant to 21 CFR §312.42 to delay a proposed clinical investigation or to suspend an ongoing clinical investigation of the Combined Therapy or such Party’s Single Agent Compound in the United States or (y) an equivalent order issued by a Regulatory Authority other than the FDA in any other country or group of countries.”
3.Ratification of the Agreement. Except as expressly set forth in Articles 2 and 3 above, the Agreement shall remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment No. 4 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties to the Agreement, nor constitute a waiver of any provision of the Agreement.
4.Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement.

November 2022

IN WITNESS WHEREOF, the duly authorized representatives of Pfizer and Company have executed this Amendment No. 4 as of the date first above written.
Valneva Austria GmbH

By: [***]
Print Name: [***]
Title: [***]
            (Duly authorized)
Pfizer Inc.

By: [***]
Print Name: [***]
Title: [***]
            (Duly authorized)

By: [***]
Print Name: [***]
Title: [***]
            (Duly authorized)

November 2022

Exhibit A
[***]